EXHIBIT 23.1


                Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41775, 33-52616, 33-71792, 33-79094, 33-89786, and 333-56093) and Registration
Statement on Form S-3 (No. 333-76089) of DENTSPLY International Inc. of our report dated January 21, 2002, except for Note 16, as to which the date is January 31, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 28, 2002 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP

Philadelphia, PA
March 28, 2002


D17